                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement               Commission Only (as Permitted by
[ ]  Definitive Additional Materials          Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         OLD KENT FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------
     (3)  Filing party:

          ---------------------------------------------------------------------
     (4)  Date filed:

          ---------------------------------------------------------------------

                                [OLD KENT LOGO]
                                 FINANCIAL CORPORATION
                                 111 Lyon Street N.W.
                                 Grand Rapids, Michigan 49503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

DATE:   Monday, April 19, 1999
TIME:   10:00 a.m., local time
PLACE:  Ambassador Ballroom
        Amway Grand Plaza Hotel
        187 Monroe Avenue N.W.
        Grand Rapids, Michigan 49503

                                                                   March 1, 1999

Dear Fellow Shareholder:

You are cordially invited to attend Old Kent's Annual Meeting of Shareholders on April 19, 1999. At the meeting, we will:

(1) Elect Directors;

(2) Vote on the proposed Stock Incentive Plan of 1999;

(3) Vote on the proposed Employee Stock Purchase Plan of 1999; and

(4) Conduct such other business as may properly come before the meeting.

You can vote at the annual meeting if you were a shareholder of record on February 19, 1999. Your board of directors recommends that you vote in favor of the proposals outlined in this proxy statement.

We look forward to seeing you at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mary E. Tuuk
                                          ------------------------------------
                                          Mary E. Tuuk
                                          Secretary and Senior Vice President

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE NOW - EVEN IF YOU PLAN TO ATTEND THE MEETING - BY SIGNING, DATING, AND MAILING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROXY STATEMENT........................    1
  Time and Place.......................    1
  Purposes of the Meeting..............    1
  How to Vote Your Proxy...............    1
  Required Vote........................    2
ELECTION OF DIRECTORS..................    2
OLD KENT'S BOARD OF DIRECTORS..........    3
  Nominees for Terms Expiring in
     2002..............................    3
  Continuing Directors with Terms
     Expiring in 2000..................    3
  Continuing Directors with Terms
     Expiring in 2001..................    4
  Committees...........................    5
  Board Meeting Attendance.............    5
  Compensation of Directors............    5
  Shareholder Nominations..............    6
OWNERSHIP OF OLD KENT STOCK............    7
  Ownership of Old Kent Stock by
     Directors and Executive
     Officers..........................    7
  Five Percent Shareholder.............    8
PROPOSAL NO. 1: APPROVAL OF THE STOCK
  INCENTIVE PLAN OF 1999...............    9
  Purpose of the Plan..................    9
  Shares Available to Issue Under the
     Plan..............................    9
  Eligibility..........................   10
  Administration of the Plan...........   10
  Stock Options........................   10
  Restricted Stock.....................   11
  Stock Appreciation and Tax Benefit
     Rights............................   13

                                         PAGE
                                         ----
  Tax Treatment of Awards Under the
     Plan..............................   13
  Amendment and Termination of the
     Plan..............................   13
  Effective Date of the Plan...........   13
PROPOSAL NO. 2: APPROVAL OF THE
  EMPLOYEE STOCK PURCHASE PLAN OF
  1999.................................   14
  Purpose of the Plan..................   14
  Purchase of Old Kent Stock...........   14
  Tax Treatment Under the Plan.........   15
  Administration of the Plan...........   15
OLD KENT'S STOCK PERFORMANCE...........   16
EXECUTIVE COMPENSATION.................   18
  Introduction.........................   18
  Summary of Executive Compensation....   19
  Equity-Based Compensation Program....   20
  Retirement Plans.....................   22
  Executive Severance Agreements.......   23
  Compensation Committee Report on
     Executive Compensation............   24
RELATED MATTERS........................   27
  Proposals of Shareholders............   27
  1998 Annual Report...................   27
  Solicitation of Proxies..............   27
  Certain Relationships and Related
     Transactions......................   27
  Section 16(a) Beneficial Ownership
     Reporting Compliance..............   27
  Independent Public Accountants.......   28

                                                                 [OLD KENT LOGO]
                                                            111 Lyon Street N.W.
                                                    Grand Rapids, Michigan 49503

                                                                   March 1, 1999

                                PROXY STATEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TIME AND PLACE

You are cordially invited to attend the annual meeting of shareholders of Old Kent Financial Corporation that will be held on April 19, 1999 in the Ambassador Ballroom of the Amway Grand Plaza Hotel, 187 Monroe Avenue N.W., Grand Rapids, Michigan, 49503, at 10:00 a.m. local time.

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Old Kent board of directors for use at the annual meeting. In this proxy statement, "we," "us," "our" and "Old Kent" refer to Old Kent Financial Corporation and "you" and "your" refer to Old Kent shareholders.

PURPOSES OF THE MEETING

The purpose of the annual meeting is to consider and vote upon:

(1) Election of Directors;

(2) Approval of the Stock Incentive Plan of 1999;

(3) Approval of the Employee Stock Purchase Plan of 1999; and

(4) Such other business as may properly come before the meeting.

Your board of directors recommends that you vote for each of the nominees and each of the proposals discussed in this proxy statement.

You may vote at the meeting if you were a shareholder of record of Old Kent on February 19, 1999. Each such shareholder is entitled to one vote per share on each matter presented.

As of February 19, 1999, there were 103,990,035 shares of Old Kent common stock issued and outstanding.

HOW TO VOTE YOUR PROXY

If you properly sign and return the proxy in the form we have provided, the shares represented by that proxy will be voted at the annual meeting and at any adjournment of that meeting.

If you specify a choice, the shares represented by your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election as directors of the nominees named in this proxy statement, for the proposals set forth in this proxy statement and, with respect to any other matter that may come before the meeting, in the discretion of the individuals named as proxies on the proxy card.

You may revoke your proxy at any time prior to its exercise by delivering written notice of revocation to the Secretary of Old Kent or by attending and voting at the annual meeting.

If you hold Old Kent shares in the name of a bank, broker, or other nominee (a "broker"), you must obtain a proxy - executed in your favor - from the broker to enable you to vote at the annual meeting.

REQUIRED VOTE

A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees for whom the most votes are cast will be elected.

Each other matter voted upon at the meeting will be approved if a majority of the votes cast are in favor of such matter.

The presence of the holders of a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum. If you return your proxy card or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker "non-votes" also count for quorum purposes, although we do not count them as votes for or against any proposal. A broker non-vote occurs when a shareholder holds his or her stock through a broker, the broker has not received voting instructions from that shareholder, and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting to be held during 2002:

               Richard L. Antonini
               William G. Gonzalez
               Hendrik G. Meijer
               Percy A. Pierre
               Marilyn J. Schlack
               Peter F. Secchia

The board of directors presently consists of 19 persons divided into three classes - two classes of six individuals and one class of seven. Each class has a term of office of three years, with the term of office of one class expiring at the annual meeting in each successive year.

Each proposed nominee is willing to be elected and serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election - which we do not anticipate - the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy (unless you give alternative instructions) will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

Biographical information concerning nominees and current directors whose terms of office will continue after the annual meeting is presented below. Except as otherwise indicated, each director and nominee has had the same principal employment for over five years and has been a director of Old Kent Bank - Old Kent's principal banking subsidiary - since 1997.

                         OLD KENT'S BOARD OF DIRECTORS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      NOMINEES FOR TERMS EXPIRING IN 2002
          ------------------------------------------------------------

RICHARD L. ANTONINI (age 56) has been a director of Old Kent since 1997. He is the Chairman, President and Chief Executive Officer and a director of Foremost Corporation of America, a specialty property and casualty insurer. Mr. Antonini has been a director of Old Kent Bank since 1988.

WILLIAM G. GONZALEZ (age 58) has been a director of Old Kent since 1997. He is President and Chief Executive Officer of Spectrum Health, an integrated regional healthcare network providing health and medical services and managed care options. Previously, Mr. Gonzalez was Chief Health System Officer of Spectrum Health from 1997 to March 1, 1999 and President and Chief Executive Officer of Butterworth Health Corporation until 1997. Mr. Gonzalez has been a director of Old Kent Bank since 1994.

HENDRIK G. MEIJER (age 47) has been a director of Old Kent since 1997. He is Co-Chairman of Meijer, Inc., a food and general merchandise retailer. Mr. Meijer has been a director of Old Kent Bank since 1989.

PERCY A. PIERRE (age 60) has been a director of Old Kent since 1992. He is Professor of Electrical Engineering at Michigan State University. He was Vice President for Research and Graduate Studies at MSU until 1995. Dr. Pierre is also a director of CMS Energy Corporation and Whitman Education Group, Inc.

MARILYN J. SCHLACK (age 62) has been a director of Old Kent since 1997. She is the President of Kalamazoo Valley Community College. Dr. Schlack has been a director of Old Kent Bank since 1995.

PETER F. SECCHIA (age 61) has been a director of Old Kent since 1993. He is Chairman of the Board and a director of Universal Forest Products, Inc., a manufacturer and distributor of building supplies. From 1989 until 1993, he was United States Ambassador to Italy. Mr. Secchia previously served as a director of Old Kent Bank in 1988 and 1989.

                  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
               VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS


                CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000
          ------------------------------------------------------------

WILLIAM P. CRAWFORD (age 55) has been a director of Old Kent since 1997. He is President and Chief Executive Officer of Steelcase Design Partnership, a manufacturer of office systems and subsidiary of Steelcase Inc. Mr. Crawford has been a director of Old Kent Bank since 1988. Mr. Crawford is a director of Steelcase Inc.

JAMES P. HACKETT (age 43) has been a director of Old Kent since 1995. Mr. Hackett is President and Chief Executive Officer and a director of Steelcase Inc., a manufacturer of office systems. He was Executive Vice President and Chief Operating Officer of Steelcase U.S. from August 1994 until December 1994, Executive Vice President of Steelcase Ventures from April 1994 until August 1994, and President of Turnstone Inc. (a Steelcase subsidiary) from August 1993 until April 1994.

ERINA HANKA (age 56) has been a director of Old Kent since 1995. Ms. Hanka is President of Suspa Inc., a manufacturer of gas cylinders for various applications within the automotive, office furniture and electronics industries. Ms. Hanka also served as a director of Old Kent Bank from 1988 until her election to the Old Kent board in 1995.

MICHAEL J. JANDERNOA (age 48) has been a director of Old Kent since 1993. He is Chairman of the Board and Chief Executive Officer and a director of Perrigo Company, a manufacturer and marketer of store brand health and personal care products. Mr. Jandernoa also was a director of Old Kent Bank from 1987 until his appointment to the Old Kent board in 1993.

FRED P. KELLER (age 54) has been a director of Old Kent since 1997. He is Chairman and Chief Executive Officer of Cascade Engineering, Inc., a manufacturer of plastic injection molded automotive, seating and container products. Mr. Keller has been a director of Old Kent Bank since 1987.

ROBERT H. WARRINGTON (age 51) is Vice Chairman and Chief Financial Officer of Old Kent and Chairman and Chief Executive Officer of Old Kent Mortgage Services, Inc. and Old Kent Mortgage Company. He has been a director of Old Kent and Old Kent Bank since February 1998. He was named Senior Executive Vice President of Old Kent in 1997. Previously, Mr. Warrington was President of Old Kent Mortgage Services, Inc. and Old Kent Mortgage Company from 1993 to 1997, Executive Vice President of Old Kent and Old Kent Bank from 1995 to 1997, and Senior Vice President of Old Kent Bank from 1988 to 1993.

                CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

          ------------------------------------------------------------

JOHN D. BOYLES (age 64) has been a director of Old Kent since 1985. He is an attorney with the firm of Verspoor, Waalkes, Lalley, Slotsema & Talen, P.C.

RICHARD M. DEVOS, JR. (age 43) has been a director of Old Kent since 1994. He is President of Amway Corporation, a direct selling company that manufactures and markets home care, personal care and health and fitness products. He is also owner and Chairman of the Board of The Windquest Group, a multi-company management group, and, with his family, an owner of The Orlando Magic, a National Basketball Association franchise. Mr. DeVos served as a director of Old Kent Bank from 1987 until his appointment to the Old Kent board in 1994. He is also the President and a director of Amway Asia Pacific Ltd. and Chairman and a director of Amway Japan Limited.

KEVIN T. KABAT (age 42) is Vice Chairman of Old Kent and President of Old Kent Bank. He has been a director of Old Kent since February 1998 and a director of Old Kent Bank since 1997. He was named Senior Executive Vice President of Old Kent and Chief Operating Officer of Old Kent Bank in February 1997. Mr. Kabat was Senior Vice President of Old Kent from 1990 until 1995 and Executive Vice President of Old Kent from 1995 to 1997.

JOHN P. KELLER (age 59) has been a director of Old Kent since 1988. He is President of Keller Group, Inc., a diversified manufacturer. Mr. Keller is also a director of A.M. Castle, Co. and Castle Energy Corporation.

DAVID J. WAGNER (age 44) is Chairman of the Board, President and Chief Executive Officer of Old Kent and Chairman of the Board and Chief Executive Officer of Old Kent Bank. He has been a director of Old Kent since 1992. Mr. Wagner was appointed by the board of directors to assume the position of President effective March 1994, the position of Chief Executive Officer effective March 1995, and the position of Chairman of the Board effective November 1995. He was Executive Vice President of Old Kent from 1991 until 1994, President of Old Kent Bank from 1986 until

1994, Chief Executive Officer of Old Kent Bank from 1989 until 1995, and he has been a director of Old Kent Bank since 1986. Previously, he served Old Kent in various other executive capacities. Mr. Wagner is also a director of Autocam Corporation.

MARGARET SELLERS WALKER (age 63) has been a director of Old Kent since 1997. She is a Professor of Public Administration, School of Public and Nonprofit Administration, at Grand Valley State University. Ms. Sellers Walker has been a director of Old Kent Bank since 1993.

--------------------------------------------------------------------------------

COMMITTEES

The board of directors has established four standing committees. Each standing committee (except the Executive Committee) is chaired by an outside director.

The AUDIT COMMITTEE recommends the appointment of independent public accountants and reviews their fees for audit and non-audit services and the scope and results of audits performed by them. The Audit Committee also reviews Old Kent's internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of examinations received from regulatory authorities. Directors who are also employees of Old Kent or its subsidiaries may not serve on this committee.

Dr. Schlack, Ms. Sellers Walker, and Messrs. Antonini, Boyles, and Hackett presently serve on this committee. It met four times during 1998.

The COMPENSATION COMMITTEE administers Old Kent's various officer and employee compensation, benefit and retirement plans. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries and who may participate in the plans that this committee administers may not serve on this committee.

Messrs. Hackett, Holton, Jandernoa, and J. Keller serve on this committee. It met four times during 1998.

The COMMITTEE ON DIRECTORS proposes and considers suggestions as to candidates for the board of directors, reviews director attendance, reviews and recommends board policies and procedures, and reviews and recommends to the board modifications to the directors' compensation and retirement policy. The Committee on Directors will consider candidates suggested by shareholders for nomination by the board of directors.

Dr. Pierre and Messrs. Crawford, DeVos, Holton, Jandernoa, Secchia, and Wagner serve on this committee. The Committee on Directors met one time during 1998.

The EXECUTIVE COMMITTEE exercises the authority of the board of directors during the intervals between meetings of the board. Messrs. Holton, Jandernoa, Kabat,
J. Keller, Wagner, and Warrington presently serve on this committee. The Executive Committee did not meet during 1998.

BOARD MEETING ATTENDANCE

During 1998, the Old Kent board of directors held eight meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year, except Mr. DeVos who attended 56%.

COMPENSATION OF DIRECTORS

Old Kent pays each non-employee director an annual retainer of $20,000 and a fee of $1,000 for each meeting of the board of directors attended. Old Kent pays directors who serve on committees $1,000 for each committee meeting attended and each committee chairman who is not an employee of Old Kent an additional retainer of $4,000 per year. Directors are reimbursed for travel expenses for meetings attended.

Each director of Old Kent may participate in the Old Kent Directors' Deferred Compensation Plan, a nonqualified deferred compensation program. This plan permits deferral of all or any portion of current directors' fees. Amounts deferred are credited with earnings as if the amounts had been invested as directed by plan participants from time to time among five funds substantially identical to the five funds available in the Old Kent Thrift Plan. One of those five funds is an Old Kent common stock fund.

The amount accumulated by a director in the Old Kent Directors' Deferred Compensation Plan will be paid commencing on March 1 of the year following the expiration of the director's term in a lump-sum or annual installments over a period of up to ten years. One-half of each director's annual retainer is deferred and credited to the Old Kent common stock fund under the Old Kent Directors' Deferred Compensation Plan.

SHAREHOLDER NOMINATIONS

A shareholder of record may nominate an individual for a directorship provided such shareholder is entitled to vote at the applicable annual meeting or special meeting of shareholders called for election of directors (an "election meeting"). To make such nomination, a shareholder must deliver - not less than 120 days prior to the date of the election meeting in the case of an annual meeting and not more than seven days following the date of notice of the election meeting in the case of a special meeting - a notice to the Secretary of Old Kent setting forth with respect to each proposed nominee: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the number of shares of capital stock of Old Kent that are beneficially owned by the nominee; a statement that the nominee is willing to be nominated and to serve; and such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

                          OWNERSHIP OF OLD KENT STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNERSHIP OF OLD KENT STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of Old Kent stock beneficially owned on December 31, 1998 by each of Old Kent's directors and nominees for director, each of the officers named in the Summary Compensation Table below, and all of Old Kent's directors and executive officers as a group. None of these individuals beneficially owned more than 1% of the shares of Old Kent stock outstanding on December 31, 1998. As a group, Old Kent's directors and executive officers owned 2.17% of Old Kent's outstanding stock on December 31, 1998.

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                           ----------------------------------------------------------------
                           SOLE VOTING   SHARED VOTING
                               AND            OR                                   TOTAL
                           DISPOSITIVE    DISPOSITIVE      STOCK      DEFERRED   BENEFICIAL
NAME OF BENEFICIAL OWNER      POWER        POWER(2)      OPTIONS(3)   STOCK(4)   OWNERSHIP
-------------------------------------------------------------------------------------------
Richard L. Antonini               --            241            --       4,068        4,309
John D. Boyles                68,834             --            --         218       69,052
William P. Crawford               --         17,816            --         218       18,034
Richard M. DeVos, Jr.         17,490             --            --         218       17,708
William G. Gonzalez            2,503             --            --       5,620        8,123
James P. Hackett               1,312             --            --         709        2,021
Erina Hanka                       --          4,921            --       6,711       11,632
Earl D. Holton                 9,699          5,263            --      32,867       47,829
James A. Hubbard(5)           13,526             --        29,156          --       42,682
Michael J. Jandernoa          23,640             --            --      10,006       33,646
Kevin T. Kabat(5)             34,448         11,427        81,154          --      127,029
Fred P. Keller                15,366             --            --         218       15,584
John P. Keller                13,475             --            --         218       13,693
Kenneth C. Krei(5)            16,959          1,050        19,076          --       37,085
Hendrik G. Meijer              3,192         22,233            --       1,509       26,934
Percy A. Pierre                2,546          2,446            --         218        5,210
Marilyn J. Schlack             2,370             --            --         610        2,980
Peter F. Secchia             160,838          3,340            --      10,017      174,195
David J. Wagner               92,502         21,338       290,747      59,857      464,444
Margaret Sellers Walker          300             --            --         501          801
Robert H. Warrington(5)       35,038         16,615        76,528          --      128,181
All directors and
  executive officers as a
  group                      953,722        252,839       950,064     133,783    2,290,408

--------------------------------------------------------------------------------

Explanatory footnotes begin following the next table.

FIVE PERCENT SHAREHOLDER

The following table sets forth information concerning the number of shares of Old Kent stock held by Old Kent Bank as of December 31, 1998. Old Kent Bank is the only shareholder reported to us to have been the beneficial owner of more than 5% of the outstanding shares of Old Kent stock on December 31, 1998.

                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                              ------------------------------------------------------
                               SOLE VOTING AND       SHARED VOTING OR                  PERCENT
NAME AND ADDRESS OF              DISPOSITIVE            DISPOSITIVE                       OF
BENEFICIAL OWNER                    POWER                POWER(2)            TOTAL      CLASS
-----------------------------------------------------------------------------------------------
Old Kent Bank
  111 Lyon Street N.W.            3,038,060              5,928,694         8,966,754     8.58%
  Grand Rapids, Michigan 49503

(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that are considered to be otherwise beneficially owned by that person. Under the rules of the Securities and Exchange Commission, a "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days, such as through the exercise of a stock option. Shares held in fiduciary capacities by Old Kent Bank are not included in shares beneficially owned by individuals unless otherwise indicated. The directors and officers of Old Kent may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Old Kent Bank to some degree, but disclaim beneficial ownership of these shares. Old Kent and Old Kent Bank disclaim beneficial ownership of shares held by Old Kent Bank in fiduciary capacities.

(2) These numbers of shares shown in this column include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship.

(3) The stock options included in this column are only those options that are exercisable within 60 days. Options that vest at later dates are not reported in this table.

(4) The numbers of shares shown in this column for Old Kent officers represent shares credited to the officer's account under the Old Kent Deferred Stock Compensation Plan. Under that plan, each officer is unconditionally entitled to receive stock at the end of a deferral period, but has no present voting or dispositive power over those shares. The numbers of shares shown in this column for directors who are not officers of Old Kent represent shares credited to the director's account under the Old Kent Directors' Deferred Compensation Plan. Under that plan, the director is unconditionally entitled to receive stock (or, at Old Kent's option, cash of equivalent value) upon termination of board service, but has no present voting or dispositive power over those shares.

(5) The numbers of shares shown include shares of restricted stock granted under the Old Kent Restricted Stock Plan of 1987 or similar special arrangements. The indicated officer has no present dispositive power over these shares and these shares are subject to forfeiture upon termination of employment under certain circumstances.

                        PROPOSAL NO. 1: APPROVAL OF THE
                          STOCK INCENTIVE PLAN OF 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PURPOSE OF THE PLAN

Stock options have been an important component of Old Kent's executive incentive programs for many years because they provide each executive a long-term incentive to achieve the goal of increasing shareholder value, while protecting against an overemphasis on short-term results. Stock ownership and stock-based compensation of management aligns your interests and risks as a shareholder with the incentives and risks of management.

Old Kent's Compensation Committee has analyzed its policies concerning awards of stock options and has determined to award options to a much broader group of employees to further these purposes. The Compensation Committee and the board of directors believe that stock options are inherently performance-based compensation in that they depend entirely on growth in stock price for their value.

The Stock Incentive Plan of 1999 (the "Plan") - which has been unanimously approved and is recommended by the Compensation Committee and the board of directors - would replace Old Kent's ability to grant stock options and restricted stock under all existing stock option and restricted stock plans and permit the Compensation Committee to grant incentive awards to a broad group of employees. Old Kent's existing, shareholder-approved stock option and restricted stock plans have slightly more than 2,000,000 authorized shares still available for future awards. However, because the Compensation Committee anticipates granting a significantly greater number of options each year due to the increase in the group of employees targeted for awards, the board of directors believes that adoption of the Plan is now advisable to make additional shares available for awards and stock options.

It is contemplated that the Plan would be used primarily to grant "nonqualified stock options," consistent with the past practice of Old Kent. Almost all of the options granted under Old Kent's existing plans have been nonqualified stock options and the Compensation Committee anticipates no change in this practice. The Committee will establish the option price, which price may not be less than 100% of the market value of the stock on the date of the grant. Options may not be repriced.

The Plan would also permit the grant of other forms of long-term incentive compensation, including "incentive stock options," restricted stock, stock appreciation rights, and tax benefit rights (which, with stock options, are referred to as "Incentive Awards").

By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Plan would provide significant flexibility for the Compensation Committee to design specific long-term incentives that would best promote the objectives of the Plan and in turn promote your interests as an Old Kent shareholder.

The following summarizes the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan set forth in Appendix A to this proxy statement.

SHARES AVAILABLE TO ISSUE UNDER THE PLAN

Subject to certain antidilution adjustments, the total number of shares of Old Kent common stock available for Incentive Awards under the Plan would be:

- For the initial plan year, 5,000,000 shares of common stock - representing 2,000,000 shares available for awards under Old Kent's existing stock option and restricted stock plans and 3,000,000 newly authorized shares; plus

- In each subsequent Plan year, an additional number of shares not to exceed 2% of the number of shares of common stock outstanding on the December 31st immediately before such Plan year.

Authorized stock not used for awards in any Plan year would carry forward to subsequent Plan years.

ELIGIBILITY

Persons eligible to receive Incentive Awards under the Plan include corporate executive officers (23 persons as of December 31, 1998) and other corporate and subsidiary officers and employees (7,692 persons as of December 31, 1998) of Old Kent and its subsidiaries. Additional individuals may become executive officers or corporate or subsidiary officers or employees in the future and could participate in the Plan.

ADMINISTRATION OF THE PLAN

The Plan would be administered by the Compensation Committee or such other committee as the board may designate for that purpose (the "Committee"). The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan.

The benefits payable under the Plan are presently not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. Because officers and employees of Old Kent and its subsidiaries may receive Incentive Awards under the Plan, they may be considered to have an interest in the Plan. The Plan would not be qualified under Section 401(a) of the Internal Revenue Code, and would not be subject to the Employee Retirement Income Security Act of 1974.

Old Kent could withhold from any cash otherwise payable to a participant or require a participant to remit to Old Kent an amount sufficient to satisfy federal, state, and local withholding taxes and employment-related tax requirements. Tax withholding obligations may be satisfied by withholding stock to be received upon exercise or vesting of an Incentive Award or by delivery to Old Kent of previously owned shares of common stock.

STOCK OPTIONS

The principal stock option features of the Plan provide that Old Kent may grant to participants options to purchase shares of its common stock at stated prices for specified periods of time. Options may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code ("Incentive Stock Options") or not ("Nonqualified Stock Options"), as determined by the Committee.

Old Kent's present practice is to grant only Nonqualified Stock Options and it presently anticipates no change in that practice. The Committee could award options for any amount of consideration, or no consideration, as may be determined by the Committee.

The Committee would set forth the terms of an individual grant of stock options in a stock option agreement. The stock option agreement would contain such terms, conditions, and restrictions (consistent with the provisions of the Plan) as the Committee determines to be appropriate. A stock option agreement may also provide for an automatic regrant of options with respect to shares surrendered to Old Kent in connection with the exercise of an outstanding stock option.

The Committee will establish the option price, which price may not be less than 100% of the market value of the stock on the date of the grant. Options may not be repriced. On February 18, 1999, the closing price of Old Kent stock on the New York Stock Exchange was $44 15/16 per share.

When exercising all or a portion of a stock option, a participant could pay with cash or, if permitted by the Committee, with shares of stock or other consideration. If shares are used to pay the exercise price and the Committee permits, a participant could use the value of shares received upon exercise for further exercises in a single transaction, permitting him or her to fully exercise a large stock option with no initial cash or stock payment. The Committee could also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms and collateral approved by the Committee.

Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the Plan after the expiration of ten years from the date it was granted. As determined by the Committee, stock options would be exercisable for limited periods of time in the event a stock option holder dies or becomes disabled or if his or her employment is terminated. If a stock option holder is terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. Unless the Committee otherwise permits, stock options granted to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution.

For federal income tax purposes, a participant would not recognize income and Old Kent would not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, the participant's basis would equal the exercise price, the participant would be subject to tax on the difference between the sale proceeds and the exercise price as capital gain and Old Kent would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost, the participant would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition, and Old Kent would receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

Under current federal income tax laws, a participant would not recognize any income and Old Kent would not receive a deduction at the time a Nonqualified Stock Option is granted. If a Nonqualified Stock Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise, and Old Kent would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

RESTRICTED STOCK

Old Kent has also in the past used restricted stock as a form of long-term incentive for executives. Its present practice is to use restricted stock only for special purposes, such as hiring grants and special awards. The Plan would allow the Committee to continue to award restricted stock, subject to such terms and conditions that the Committee from time to time determines. The Compensation Committee presently anticipates no change in the near future in its policies concerning awards of restricted stock.

The Committee would set forth the terms of an individual award of restricted stock in a restricted stock agreement. Vesting of restricted stock would be determined by the Committee. Unless the Committee provides otherwise in the restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Committee for any reason other than death, disability, early retirement (as defined in the Plan), normal retirement (as defined in the Plan), or consensual severance (as defined in the Plan); the participant's restricted stock would be entirely forfeited. If the participant's employment terminates during the restricted period by reason of disability or early retirement, the restrictions on the participant's shares would terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock awarded to the participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the restricted period. All remaining shares would be forfeited and returned to Old Kent unless the Committee provides otherwise. If the participant's employment is terminated for cause, the participant's restricted stock would be automatically forfeited unless the Committee determines otherwise.

If a participant's employment terminates during the restricted period because of consensual severance, the Committee may, in its sole discretion, waive the restrictions remaining on any or all remaining shares of restricted stock either before or after the consensual severance of employment of the participant. If a participant's employment terminates during the restricted period because of death or normal retirement, the participant's right to receive all shares of restricted stock granted to the participant shall vest as of the date of the termination of employment and the participant's restricted stock may be transferred free of the restrictions under the Plan.

A recipient of restricted stock would not be allowed to sell, pledge, or otherwise transfer the restricted stock other than to Old Kent or by will or the laws of descent and distribution without Committee authorization. In addition, the Committee could impose other restrictions on shares of restricted stock. A holder of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to the restricted shares. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares would be subject to the same terms, conditions, and restrictions that are applicable to the restricted stock for which the shares are received.

Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (i.e., when the restrictions lapse). At the time the participant recognizes compensation income, Old Kent would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant would not recognize income and Old Kent would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and Old Kent would receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

STOCK APPRECIATION AND TAX BENEFIT RIGHTS

In addition to stock options and restricted stock, the Committee could also grant stock appreciation rights and tax benefit rights that would be subject to such terms and conditions as the Committee determines. A stock appreciation right could relate to a particular option and could be granted at the same time or after a related option is granted. A stock appreciation right granted in tandem with an option would permit a participant to receive, in exchange for the right to exercise a related option, a payment from Old Kent in cash, stock or other consideration equal to the difference between the market value of the shares at the time of exercise of the stock appreciation right and the exercise price of such option.

A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by Old Kent) upon exercise of a Nonqualified Stock Option, or upon a disqualifying disposition of an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Committee provides otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the stock option price.

It is not Old Kent's present practice to grant stock appreciation rights or tax benefit rights, and it does not presently anticipate adopting such a practice.

TAX TREATMENT OF AWARDS UNDER THE PLAN

Old Kent anticipates granting incentive awards primarily as stock options expected to qualify as performance-based compensation exempt from possible loss of tax deduction under Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1,000,000 the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the four most highly compensated officers other than the chief executive officer.

Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The proposed Plan is intended to provide performance-based compensation under Section 162(m) to permit compensation associated with stock options awarded under the Plan to be tax deductible, similar to Old Kent's existing Executive Stock Incentive Plan of 1997. No participant in the Plan may be granted, with respect to any Plan year, awards representing more than 25% of the total number of shares of Old Kent common stock available for awards under the Plan for that Plan year.

AMENDMENT AND TERMINATION OF THE PLAN

The board of directors may terminate the Plan at any time and may from time to time amend the Plan. No termination, amendment, or modification may become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operates to the benefit of the participant.

EFFECTIVE DATE OF THE PLAN

If approved by the shareholders, the Plan would take effect on April 19, 1999, and, unless previously terminated by the board of directors, no awards could be made under the Plan after April 18, 2009.

No Incentive Awards will be granted under the Plan unless it is approved by the shareholders.

                  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
               VOTE FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN

                        PROPOSAL NO. 2: APPROVAL OF THE
                      EMPLOYEE STOCK PURCHASE PLAN OF 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PURPOSE OF THE PLAN

The purpose of the Employee Stock Purchase Plan of 1999 (the "Purchase Plan") is to encourage employees of Old Kent and its subsidiaries to promote the best interests of Old Kent and align the interests of employees with those of Old Kent's shareholders by permitting employees to purchase shares of Old Kent common stock at a price less than the market price. The purchase of stock through the Purchase Plan would qualify as the exercise of an option granted under an employee stock purchase plan, as defined in Section 423 of the Internal Revenue Code.

Subject to certain antidilution adjustments, 2,000,000 shares of Old Kent common stock would be authorized for purchase under the Purchase Plan.

The following summarizes the principal features of the Purchase Plan. This summary is qualified in its entirety by reference to the terms of the Purchase Plan set forth in Appendix B to this proxy statement.

All active employees of Old Kent or its subsidiaries working 17 1/2 hours or more per week would be eligible to participate in the Purchase Plan. Presently, corporate executive officers (23 persons as of December 31, 1998) and active employees (approximately 7,692 persons) could participate in the Purchase Plan.

PURCHASE OF OLD KENT STOCK

A participating employee will authorize Old Kent to make regular payroll deductions from the employee's compensation to be used for the purchase of stock pursuant to the terms of the Purchase Plan and would also be enrolled in Old Kent's Dividend Reinvestment Plan. Once payroll deductions begin, all such deductions would be credited to the employee's individual purchase account under the Purchase Plan.

During each option period (each calendar month), the participant would be granted an option as of the next business day following the "stock purchase date" (as defined by the Purchase Plan) to purchase as many shares of stock as may be purchased with the funds in the participant's individual purchase account. This option would be automatically exercised unless the participant terminates participation in the Purchase Plan. Any option that is not exercised would automatically expire. Options would be non-transferable except by operation of law.

All funds accumulated in the participant's purchase account during the period before a stock purchase date would be transferred to the administrator of the Dividend Reinvestment Plan, who would then purchase shares of Old Kent stock on behalf of the participant in accordance with the terms of the Dividend Reinvestment Plan. The purchase price of each share is 85% of the market value of the Old Kent stock. After the transfer of any amounts held in a purchase account to the administrator of the Dividend Reinvestment Plan, the terms and conditions of the Dividend Reinvestment Plan would apply.

The Compensation Committee will determine the maximum level of individual participation annually, in its discretion. Initially, no participant may invest more than $1,000 per year under the Purchase Plan.

In no event may a participant receive any option that would permit the participant's rights to purchase Old Kent stock under the Purchase Plan to accrue at a rate that exceeds $25,000 of fair market value of the stock in any one calendar year, and in no event could such option rights accrue at a rate to exceed that permitted by the Internal Revenue Code.

In addition, no participant would be granted option rights under the Purchase Plan if such participant - immediately after receiving the grant of such option rights - would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Old Kent or any of its subsidiaries.

A participant could elect at any time to terminate his or her participation in the Purchase Plan and permanently withdraw the balance accumulated in his or her purchase account upon proper notice to Old Kent. In the event of a participant's retirement, death or termination of employment, the balance in the participant's purchase account would be paid to the participant or, in the event of the participant's death, the participant's estate.

TAX TREATMENT UNDER THE PLAN

A participating employee is not taxed at the time of the grant of the option or the purchase of stock, nor is Old Kent entitled to a deduction in connection with either of those events. However, if the employee transfers his or his stock prior to the two-year holding period, the employee would be taxed on the difference between the fair market value of the stock on the day that the option was granted and the option price.

ADMINISTRATION OF THE PLAN

The Purchase Plan would be administered by the Compensation Committee of the board of directors or such other committee as the board may designate. The committee or the board could amend the Purchase Plan at any time and could also terminate the Purchase Plan at any time.

The benefits payable under the Purchase Plan are presently not determinable and the benefits that would have been payable had the Purchase Plan been in effect during the most recent fiscal year are similarly not determinable. Because officers and employees of Old Kent and its subsidiaries may elect to participate in the Purchase Plan, they may be considered to have an interest in the Purchase Plan. The maximum annual benefit that any participant could realize under the Purchase Plan under the $1,000 initial investment limit set by the Compensation Committee would be $177.

If approved by shareholders, the Purchase Plan would become effective on April 19, 1999.

                  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
           VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

                          OLD KENT'S STOCK PERFORMANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

As shown in the following two graphs, the short and long run total return on an investment in Old Kent stock compares favorably with the short and long run total returns on both a broad-based stock market index and an index comprised of bank holding companies. The total return, as shown on both of these graphs, is measured using both stock price appreciation and the effect of continuous reinvestment of dividends.

The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the financial services industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies, including 22 of the 24 bank holding companies in the peer group used by Old Kent for compensation purposes (see the Compensation Committee Report on Executive Compensation below).

The first graph below compares the December 31, 1998 value of a $100 investment in Old Kent stock, the KBW 50, and the S&P 500 made one, three, five, and ten years prior to December 31, 1998. In each of the four time periods, the total return on an investment in Old Kent stock surpassed that of the KBW 50. In three of the four time periods, it exceeded the S&P 500, and for the one year time period, it was essentially the same as the S&P 500. The second graph compares the cumulative total shareholder return on an investment in Old Kent stock to total return of the S&P 500 and KBW 50 Indices over a five year period.


        The dollar values plotted in the bar graph above are as follows:

                     ONE, THREE, FIVE AND TEN YEAR RETURNS

                                                        OLD KENT                     KBW 50                   S&P 500 INDEX
                                                        --------                     ------                   -------------
1 Year                                                    126.00                     108.00                      129.00
3 Years                                                   282.00                     224.00                      211.00
5 Years                                                   438.00                     340.00                      294.00
10 Years                                                 1017.00                     619.00                      580.00

                          FIVE YEAR CUMULATIVE RETURN

                                   LINE GRAPH

The dollar values plotted in the above graph are as follows:

          OK      KBW 50    S&P 500
-----------------------------------
1993    $100.0    $100.0    $100.0
1994     104.9      94.9     101.3
1995     155.2     152.0     139.4
1996     195.2     215.0     171.4
1997     348.4     314.3     228.6
1998     437.6     340.3     293.9

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INTRODUCTION

Old Kent's compensation and benefit programs for its executive officers include the five following components:

- SALARY. Old Kent's objective is to provide base pay at levels that are competitive with its peer group of bank holding companies.

- BONUS. All executive officers are participants in an annual incentive plan. Under that plan, the Compensation Committee and senior management establish a target award and a set of performance factors, that may include various elements of corporate, business unit and individual performance for each executive officer. Old Kent may pay a cash bonus at the end of the year based on an assessment of performance against the designated factors.

- LONG-TERM INCENTIVES. To provide executive officers with long-term incentives, it is the practice of Old Kent to grant nonqualified stock options. It may also award deferred stock or restricted stock. All stock options are granted at prices equal to the fair market value of the subject stock at the date of grant. The purposes of these long-term incentives are to: (1) reward executives for achieving longer-term strategic goals, (2) retain executives,
  (3) protect against too much emphasis on short-term results, (4) provide a means for capital accumulation, and (5) promote stock ownership by executives.

- RETIREMENT BENEFITS. Old Kent provides all eligible employees retirement benefits under the qualified Old Kent Retirement Income Plan. In addition, employees are offered an opportunity to save for retirement, with savings supplemented by Old Kent under the qualified Old Kent Thrift Plan. Supplemental, nonqualified programs are provided for executive officers. The objective of these programs is to provide retirement benefits and savings opportunities for executives in proportion to compensation without the constraints imposed by law on qualified plans.

- PERQUISITES. Old Kent's practice is to maintain a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed the lesser of either $50,000 or 10% of each executive officer's respective annual salary and bonus.

Old Kent's various compensation and benefit programs, and the levels of compensation and benefits provided under those programs, are described in more detail below.

SUMMARY OF EXECUTIVE COMPENSATION

The following table shows selected information regarding the compensation of each of Old Kent's five most highly compensated executive officers (including Mr. Wagner as Chief Executive Officer) during 1998 for services rendered during 1996 - 1998.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL                 LONG-TERM
                                        COMPENSATION         COMPENSATION AWARDS
                                    --------------------   -----------------------      ALL
                                                           RESTRICTED   SECURITIES     OTHER
NAME AND                                                     STOCK      UNDERLYING    COMPEN-
PRINCIPAL POSITION (1)      YEAR    SALARY(2)   BONUS(2)   AWARDS(3)    OPTIONS(4)   SATION(5)
----------------------------------------------------------------------------------------------

David J. Wagner             1998    $700,000   $806,250           --     132,300      $46,368
  Chairman of the Board,    1997     650,000    783,000     $313,950      66,150       38,590
  President and CEO         1996     600,000    575,700      277,095      21,934       27,169
  of Old Kent

Robert H. Warrington        1998     325,000    316,875      146,475      66,150       19,619
  Vice Chairman and CFO     1997     300,000    291,750      128,822      33,075       17,327
  of Old Kent and Chairman  1996     247,000    201,360      101,400       7,522       12,745
  and CEO of Old Kent
  Mortgage Company

Kevin T. Kabat              1998     325,000    285,188           --      66,150       17,909
  Vice Chairman of Old      1997     265,000    223,050      284,375      33,075       13,312
  Kent and President of     1996     200,000    129,340       82,095       6,098        9,279
  Old Kent Bank

James A. Hubbard            1998     275,000    233,269           --      55,125        5,837
  Senior Executive Vice     1997(6)  184,615    116,000      510,449      10,781        5,423
  President of Old Kent     1996          --         --           --          --           --

Kenneth C. Krei             1998     235,000    160,000           --      44,100       10,300
  Executive Vice President  1997     220,000     82,688           --       4,376        8,091
  of Old Kent Bank          1996(6)   42,740         --      250,688          --          101

(1) Capacities indicated are those in which a majority of compensation was paid in 1998.

(2) The "Annual Compensation" column includes compensation deferred under the Old Kent Thrift Plan, the Old Kent Executive Thrift Plan, and the Old Kent Deferred Compensation Plan.

(3) Awards under the Deferred Stock Compensation Plan vest at the date of grant but participants have no right to the shares until five years after the date of grant. Participants in the Deferred Stock Compensation Plan also accrue earnings equal to dividends that would have been paid on shares awarded and the earnings are credited as if reinvested in shares. Restricted stock awards vest after a number of years - but not less than four - specified in the award, subject to acceleration in certain circumstances. Officers who receive restricted stock awards are issued shares subject to forfeiture and receive dividends on those shares. The numbers of shares held or credited to the account of each named individual under these plans and the aggregate value of those shares as of December 31, 1998, are as follows:

                  DEFERRED STOCK   RESTRICTED STOCK   AGGREGATE VALUE
---------------------------------------------------------------------
Mr. Wagner            59,857                --          $2,754,685
Mr. Warrington            --            33,696           1,566,864
Mr. Kabat                 --            30,938           1,438,617
Mr. Hubbard               --            13,526             628,959
Mr. Krei                  --            11,025             512,663

(4) The number of shares shown is adjusted to reflect annual stock dividends and a stock split.

(5) All other compensation includes: (a) Old Kent's matching contributions under the Old Kent Thrift Plan, (b) Old Kent's matching contributions under the Old Kent Executive Thrift Plan, and (c) amounts paid by Old Kent for term life insurance. The amounts included for each such factor are:

                                 EXECUTIVE
                  THRIFT PLAN   THRIFT PLAN   LIFE INSURANCE
------------------------------------------------------------
Mr. Wagner          $1,875        $43,377         $1,116
Mr. Warrington       1,875         16,628          1,116
Mr. Kabat            1,875         14,918          1,116
Mr. Hubbard          4,800             --          1,037
Mr. Krei             4,800          4,610            890

(6) Based on partial-year employment.

EQUITY-BASED COMPENSATION PROGRAM

It is Old Kent's practice to award stock options annually to key policy-making members of management. Stock options have been an important component of Old Kent's executive compensation program for many years. Stock options are believed to help align the interests and risks of senior management with the interests and risks of shareholders by promoting stock ownership by executive officers and rewarding them for appreciation in the price of Old Kent's stock. Stock options that were granted, exercised, or outstanding during 1998 were granted under various stock option plans, all of which have been approved by Old Kent's shareholders.

Stock options entitle an executive to buy shares of Old Kent common stock during a specified time period at a specified price. Subject to restrictions imposed by the plans, the Compensation Committee determines who will be granted options, how many shares will be the subject of options, the form of consideration that may be paid upon the exercise of an option, and the vesting terms of options. Although Old Kent's stock plans authorize stock appreciation rights, no stock appreciation rights were outstanding at the date of this proxy statement.

INDIVIDUAL OPTION GRANTS IN 1998. The following table provides information on options to purchase Old Kent stock granted in 1998 to the specified officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        % OF TOTAL
                      NUMBER OF          OPTIONS                                      GRANT
                      SECURITIES        GRANTED TO    EXERCISE PRICE                   DATE
                  UNDERLYING OPTIONS   EMPLOYEES IN   ($ PER SHARE)    EXPIRATION    PRESENT
                      GRANTED(1)           1998            (1)            DATE       VALUE(2)
----------------------------------------------------------------------------------------------
Mr. Wagner             132,300             13.58%         $36.04        06/15/08    $1,295,217
Mr. Warrington          66,150              6.79           36.04        06/15/08       647,609
Mr. Kabat               66,150              6.79           36.04        06/15/08       647,609
Mr. Hubbard             55,125              5.66           36.04        06/15/08       539,674
Mr. Krei                44,100              4.53           36.04        06/15/08       431,739

(1) The per share exercise price of each option is equal to the market value of Old Kent stock on the date each option is granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. Options granted to each individual in 1998 vest in three equal installments, on the date of grant and the first and second anniversary of the date of grant. All options permit the option price to be paid by delivery of cash or other shares of Old Kent stock owned by the option holder, including shares acquired through the exercise of options. The number of shares underlying options and the exercise prices have been adjusted to reflect the 5% stock dividend paid in July 1998.

(2) Based on the Black-Scholes option pricing model expressed as a ratio 9.79 multiplied by number of shares. The actual value, if any, an option holder may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions that include:

    - A stock price volatility of 22.9%, calculated using monthly stock prices for the three years prior to the grant date;

    - A risk free rate of return of 5.42%;

    - An expected average dividend yield of 2.0% (the dividend yield at the date of the grant); and

    - An expected average option holding period of six years, which period approximates Old Kent's historical experience.

No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. Disclosure of grant date present value is presented pursuant to Securities and Exchange Commission regulations. Old Kent's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation method.

OPTION EXERCISES IN 1998. The following table shows year end option values for the specified executive officers. No options were exercised by these individuals in 1998.

             AGGREGATE OPTION EXERCISES AND YEAR END OPTION VALUES

                                                       NUMBER OF SHARES
                                                          UNDERLYING             VALUE OF UNEXERCISED,
                                                      UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                        AT YEAR END(1)                AT YEAR END
                           SHARES                  -------------------------   -------------------------
                          ACQUIRED       VALUE                       UN-                         UN-
                       ON EXERCISE(1)   REALIZED   EXERCISABLE   EXERCISABLE   EXERCISABLE   EXERCISABLE
--------------------------------------------------------------------------------------------------------
Mr. Wagner                  --            --         290,747       110,250     $8,038,413    $1,377,309
Mr. Warrington              --            --          76,528        55,125      1,737,953       688,655
Mr. Kabat                   --            --          81,154        55,125      1,963,636       688,655
Mr. Hubbard                 --            --          29,156        36,750        489,821       384,405
Mr. Krei                    --            --          19,076        29,400        244,376       307,524

(1) The number of shares shown is the gross number of shares covered by options, adjusted to reflect the July 1998 5% stock dividend. Officers may deliver other shares owned or surrender shares receivable in payment of the option price and withholding taxes, resulting in a smaller net increase in their share holdings.

RETIREMENT PLANS

All officers and employees of Old Kent who satisfy eligibility requirements are participants in the Old Kent Retirement Income Plan, a qualified defined benefit plan. The Internal Revenue Code limits the maximum annual pension from a qualified plan. The executive officers named above and certain other management employees also participate in the Old Kent Executive Retirement Income Plan, a nonqualified retirement plan. A participant in the Executive Retirement Income Plan will receive supplemental retirement benefits equal to the difference between the benefits to which he or she is entitled under the Old Kent Retirement Income Plan and the benefits to which he or she would have been entitled under that plan formula as in effect on December 31, 1988, if those benefits were based on compensation, including compensation deferred by the executive, and if the annual limits on compensation and benefits and other applicable limits specified in the Internal Revenue Code did not apply.

The following table illustrates the combined benefit levels of the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan for executive officers if they retire at age 65 at the annual levels of average remuneration and years of service indicated:

                                                YEARS OF SERVICE
       AVERAGE REMUNERATION,       -------------------------------------------
               AGE 65                 10         15         20      25 OR MORE
    --------------------------------------------------------------------------
           $  500,000              $120,000   $180,000   $240,000   $  300,000
              700,000               168,000    252,000    336,000      420,000
              900,000               216,000    324,000    432,000      540,000
            1,100,000               264,000    396,000    528,000      660,000
            1,300,000               312,000    468,000    624,000      780,000
            1,500,000               360,000    540,000    720,000      900,000
            1,800,000               432,000    648,000    864,000    1,080,000

The benefits shown in the table above will be reduced by 50% of primary social security payments. Benefits are based on the executive's years of service and his or her five highest consecutive years of compensation over the last ten years of service, subject to certain limits. Compensation shown in the Summary Compensation Table above under the caption "Annual Compensation" is representative of the most recent calendar year compensation used in calculating average remuneration for the Old Kent Retirement Income Plan and the Old Kent Executive Retirement Income Plan. As of December 31, 1998, Mr. Wagner had 22 years of service; Mr. Warrington, 11; Mr. Kabat, 17; Mr. Hubbard, 2; and Mr. Krei, 2.

EXECUTIVE SEVERANCE AGREEMENTS

Old Kent has entered into executive severance agreements with the executive officers named in the Summary Compensation Table in this proxy statement. Each agreement provides severance benefits to the executive officer if, within 24 months after or six months before a "Change in Control" of Old Kent, Old Kent terminates the executive officer for reasons other than "cause," or the executive officer terminates the employment for good reason or because the successor company breaches the severance agreement.

A "Change in Control" of Old Kent is deemed to have occurred if (1) any person or entity acquires beneficial ownership of 25% or more of the combined voting securities of Old Kent; (2) the board of directors is not comprised of a majority of directors who were directors (or nominated to become directors) prior to the effective date of the change of control; (3) Old Kent merges or consolidates with or into another entity where the voting securities of Old Kent fail to represent at least 60% of the voting power of the surviving entity; (4) Old Kent sells or otherwise transfers assets or earning power totaling more than 50% of the assets or earning power of Old Kent (on a consolidated basis); or (5) Old Kent is completely liquidated or dissolved.

An executive officer's termination of employment is for "good reason" if Old Kent or its successor assigns him duties materially inconsistent with his present duties, shifts his job location more than 50 miles, or reduces his base salary or participation in short and long-term incentive, benefit and retirement plans. Each agreement has a 3-year term and is self-renewing for additional 1-year terms unless Old Kent notifies the executive officer of its termination of the severance agreement at least six months prior to its expiration. The agreements (with one exception) provide severance benefits of a lump-sum payment equal to three years' salary and bonuses; health, life, and disability benefits for the 3-year period; augmented executive retirement benefits; accelerated payment of all deferred compensation benefits; and, if applicable, an amount that will offset the excise tax consequences of any excess parachute amounts under Section 280G of the Internal Revenue Code. For Mr. Krei, the severance benefits are the same except limited to two years' salary and bonuses and extension of the other benefits for only a two-year period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          ------------------------------------------------------------

The Compensation Committee of Old Kent's board of directors reviews Old Kent's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the board of directors. Directors who are also employees of Old Kent or its subsidiaries do not serve on this committee.

Old Kent has engaged a nationally recognized compensation consulting firm to assist the Compensation Committee and the board of directors to formulate compensation policies and determine appropriate compensation levels. This firm reports directly to the Compensation Committee.

Superior financial performance is Old Kent's primary business objective. Long-term relative total return to shareholders is considered by Old Kent to be the primary measure of financial performance. Old Kent focuses on maintaining and improving its return on equity as a means of achieving the highest possible relative total return to shareholders.

For compensation purposes, Old Kent compares itself to a peer group of companies that is selected annually at the beginning of the year based on the recommendations of its consulting firm and may change from year to year. For comparison purposes, the companies with the highest and lowest returns on equity for the year are eliminated. Members of the peer group may also be eliminated if, as a result of an acquisition or other extraordinary transaction, they are no longer representative. The peer group selected for 1998 initially included 26 bank holding companies with assets in the $8 billion to $29 billion range as of December 31, 1997, with emphasis placed on regional bank holding companies. Two members of the original peer group were merged into other companies during the year. Of the 24 companies remaining in the peer group at year-end, 22 are included among the companies comprising the KBW 50 Index presented in the stock performance table above. For the year ended December 31, 1998, Old Kent's return on equity, compared to the companies included in its peer group, was in the second quartile when computed on the basis of reported earnings ("GAAP" basis). When computed on the basis of operating income, which eliminates merger-related charges and the effects of other material nonrecurring transactions ("operating basis"), Old Kent's return on equity was in the first quartile of the peer group.

The Compensation Committee has broad discretionary authority to determine and recommend compensation and benefits. The Compensation Committee intends base cash compensation and benefits to be competitive. Base compensation is considered to be competitive if it is at or near the 50th percentile. To attract and retain management talent, the Compensation Committee generally seeks to provide base compensation and benefits at or near the 50th percentile of the peer group, although the Compensation Committee may approve higher or lower compensation or benefits if it considers deviation from the norm to be appropriate.

Old Kent also provides short- and long-term incentive compensation programs to encourage superior performance. It is Old Kent's policy that above average compensation will be paid for above average performance.

Annual bonuses under Old Kent's short-term incentive compensation program are intended to reward executives for achieving specific goals, motivate executives to perform more effectively, and focus executives' attention on specific areas of major importance. Annual cash incentive bonuses may be paid based on performance against specific corporate, business unit and individual criteria. Corporate performance is measured entirely by return on equity. For 1998, as discussed above, return on equity was computed on an operating basis, except under the Executive Incentive Bonus Plan (which determined the bonus payable to the Chief Executive Officer in 1998). Business unit performance is measured against specific criteria that vary from unit to unit. These criteria are recommended by senior management and approved by the Compensation Committee at the beginning of each year, and may include factors such as net income growth, loan quality improvement, increases in operating efficiency, and completion of specified strategic actions. Individual performance criteria are tailored to an individual's job description and relate to achieving specified goals in that position. Individual performance criteria are determined at the beginning of each year in a dialogue between the individual and an executive officer, and generally involve highly specific individual goals and tasks that vary widely from individual to individual. The Chief Executive Officer's annual incentive bonus is based entirely on corporate performance. The annual incentive bonuses of other executive officers named in this proxy statement are based on allocations of corporate, business unit and individual performance components that vary from individual to individual based on position and function.

Each executive officer is assigned a target bonus amount at the beginning of each year. The amount of the target bonus is determined by the Compensation Committee, in its discretion, based in part on recommendations of senior management and consultation with Old Kent's compensation consultants. Target bonuses in 1998 were equal to 75% of base compensation for the Chief Executive Officer and 45 - 65% of base compensation for all other executive officers named in this proxy statement. At the end of each year, a bonus may be awarded to each executive officer in an amount that is equal to, greater than, or less than the target bonus based on an assessment of performance against the criteria previously specified for that officer. This evaluation considers corporate performance and, if applicable to an officer's specified performance criteria, a discretionary assessment of business unit performance and individual performance. No executive officer may be paid a bonus under the short term incentive plan that is greater than 150% of his or her target bonus.

Long-term incentives are provided to reward executives for increasing shareholder value and to counterbalance potential for overemphasis on short-term results. All of Old Kent's long-term incentive programs involve stock options or stock awards. Stock ownership by executive officers is considered to be very important. Through use of stock as a medium for compensation, executives' long-term incentives are tied to shareholder value.

Normal long-term performance awards in 1998 consisted entirely of nonqualified stock options that vest over time. Old Kent maintains a capacity to award restricted stock and deferred stock compensation. Its present practice is to use restricted stock and deferred stock awards only for special purposes, such as hiring grants and special awards. However, annual long term performance awards have in the past included, and may in the future include, restricted stock and deferred stock compensation awards. The Compensation Committee reviews its compensation policies and the results of those policies on a regular basis to maintain an appropriate mix of stock-based compensation and to evaluate Old Kent's ongoing competitiveness in the marketplace.

For Old Kent, 1998 was a year of management transition. In 1998, two of the senior executive officers previously named in the Summary Compensation Table retired, and the board of directors appointed their successors. Stock option awards to the senior executive officers promoted in 1998 were determined by the Compensation Committee, with the advice of its consulting firm, based on a judgmental analysis of peer group practice, recognition of promotions, and the increased emphasis on performance-based stock compensation. All stock options were granted at prices equal to the fair market value of common stock at the date of grant and vest in three equal annual installments.

Mr. Wagner's base salary for 1998 was fixed at a level that was intended to approximate the 50th percentile of base compensation paid to chief executive officers by other bank holding companies in Old Kent's peer group. An annual incentive bonus was paid to Mr. Wagner for 1998 under the Executive Incentive Bonus Plan. Under the Executive Incentive Bonus Plan, bonuses are based entirely on corporate performance. Corporate performance is determined with reference to a comparison of Old Kent's return on equity, computed on a GAAP basis, to that of Old Kent's peer group and to predetermined target levels set by the Compensation Committee. The bonus paid to Mr. Wagner for 1998 under the Executive Incentive Bonus Plan was 125% of his target bonus, reflecting the fact that Old Kent had a return on equity computed on a GAAP basis that was in the second quartile of its peer group in 1998. The Compensation Committee also awarded Mr. Wagner a discretionary bonus of $150,000, recognizing that the corporation's earnings per share, disregarding the effect of large nonrecurring transactions, exceeded the corporation's profit plan goal; that earnings per share for 1998, disregarding the effect of large nonrecurring transactions, were up 23% compared to 1997; that total return to shareholders for 1998 was 26%, compared to an average of 10% for Old Kent's peer group and an average of 8% for companies comprising the KBW 50 Index; and that the company had achieved its 40th consecutive year of increases in earnings per share.

Long-term incentive compensation awarded to Mr. Wagner in 1998 consisted entirely of a grant of stock options. The stock options granted permit him to purchase 126,000 shares of Old Kent common stock (before adjustment for the stock dividend paid in 1998) at market value as of the date of grant. These stock options vest in three equal installments, on the date of grant and the first and second anniversaries of the date of grant. These awards were determined by the Compensation Committee in its discretion after considering corporate performance, peer group practice, recommendations of compensation consultants, and Old Kent's increased emphasis on performance-based stock compensation.

Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Compensation Committee and the Board of Directors view Section 162(m) as a consideration but not a constraint on compensation policy and may approve compensation that is not tax deductible. Old Kent's Executive Stock Incentive Plan of 1997 and Executive Incentive Bonus Plan, both of which were approved by shareholders, have been designed to provide performance based compensation that is not subject to a loss of deduction under Section 162(m).

During 1998, all recommendations of the Compensation Committee were unanimously approved by the board of directors without modification.

Respectfully submitted,

Michael J. Jandernoa, Chairman
James P. Hackett
Earl D. Holton
John P. Keller

                                RELATED MATTERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROPOSALS OF SHAREHOLDERS

Under Old Kent's Bylaws, certain procedures are provided that a shareholder must follow to introduce an item of business at a meeting of shareholders. These procedures provide that an item of business to be introduced at a meeting of shareholders must be submitted in writing to Old Kent's Secretary and, in the case of an annual meeting, no later than 120 days prior to the anniversary date of the prior year's proxy statement being released to shareholders if the annual meeting being held is within 30 days of the anniversary date of the previous year's meeting, or if not within such 30 days, not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

For a special meeting of shareholders, the item of business must be received by the seventh day following the date of notice of the meeting or public disclosure of the date of meeting.

Notice of a proposed item of business must include: (1) a brief description of the matter the shareholder desires to present for shareholder action; (2) the name and record address of the shareholder proposing the matter for shareholder action; (3) the class and number of shares of stock of Old Kent that are beneficially owned by the shareholder; (4) any material interest of the shareholder in the matter proposed for shareholder action; and (5) the exact text of any resolution the shareholder proposes to present for action at the meeting.

Under the rules of the Securities and Exchange Commission, shareholder proposals intended to be presented at Old Kent's 2000 Annual Meeting of Shareholders must be received by us (attention: Corporate Secretary) at our principal executive offices by November 2, 1999 for inclusion in the proxy statement and form of proxy relating to that meeting.

1998 ANNUAL REPORT

We have attached our 1998 Annual Report. Under the rules of the Securities and Exchange Commission, it is not technically part of this proxy statement.

SOLICITATION OF PROXIES

We will initially seek proxies by mail. Old Kent directors, officers and employees may also solicit proxies in person, by telephone or by facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Old Kent has engaged Corporate Investor Communications, Inc. at an estimated cost of $5,500 to assist in solicitation of proxies from brokers and other nominee shareholders. All expenses of solicitation of proxies will be paid by Old Kent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and officers of Old Kent and their associates were customers of and had transactions with subsidiaries of Old Kent in the ordinary course of business between January 1, 1998 and February 26, 1999. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Old Kent's directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission.

Directors and officers are required by Securities and Exchange Commission regulations to furnish Old Kent with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by Old Kent (or written representations from certain reporting persons that no Forms 5 were required for those persons), we believe that, from January 1 through December 31, 1998, our directors and officers complied with all applicable filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has selected Arthur Andersen LLP as Old Kent's principal accountant for 1999. Representatives of Arthur Andersen LLP will be present at the annual meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

                                   APPENDIX A

                         OLD KENT FINANCIAL CORPORATION
                          STOCK INCENTIVE PLAN OF 1999

                                   SECTION 1

                     ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 1999 (the "Plan") for its corporate and Subsidiary officers and employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Tax Benefit Rights and Restricted Stock.

     1.2 Purpose of Plan. The purpose of the Plan is to provide officers and employees of the Company and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and employees with the interests of the Company's shareholders through the opportunity for stock ownership and to attract and retain officers and employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted, administered and amended if necessary to achieve that purpose.

                                   SECTION 2

                                  DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1  "Act" means the Securities Exchange Act of 1934, as amended.

          2.2  "Board" means the Board of Directors of the Company.

          2.3 "Change in Control," unless otherwise defined in an Incentive Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

          2.4  "Code" means the Internal Revenue Code of 1986, as amended.

          2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under
     Section 162(m) of the Code.

          2.6 "Common Stock" means the Common Stock, par value $1 per share, of the Company.

          2.7 "Company" means Old Kent Financial Corporation, a Michigan corporation, and its successors and assigns.

          2.8 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries that the Committee determines to be in the best interests of the Company.

          2.9 "Continuing Directors" means the individuals who were either (a) first elected or appointed as a director before the effective date of the Plan, or (b) subsequently appointed as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.10 "Early Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed 5 years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.11 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.12 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Tax Benefit Right or Restricted Stock to a Participant pursuant to the Plan.

          2.13 "Market Value" shall equal the mean of the highest and lowest sale prices of shares of Common Stock reported on the New York Stock Exchange (or any successor exchange or system that is the primary stock exchange or system for trading of Common Stock) on the date of grant or exercise, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

          2.14 "Normal Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 65 years of age or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.15 "Participant" means a corporate officer or any employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

          2.16 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.17 "Plan Year" means the 12-month period beginning on January 1 of each year, except that the Plan Year for purposes of the year in which the Plan becomes effective shall be that period between the effective date of the Plan and December 31 of such year.

          2.18 "Prior Plans" mean the Company's (a) Restricted Stock Plan of 1987; (b) Stock Option Incentive Plan of 1992; and (c) Executive Stock Incentive Plan of 1997.

          2.19 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.20 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

          2.21 "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 6 of the Plan.

          2.22 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of
     Section 422(b) of the Code or a non-qualified stock option.

          2.23 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

          2.24 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 7 of the Plan.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and in this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

     3.2 Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitation set forth in Section
4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award;
(b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award;
(d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then outstanding Incentive Awards to the same Participants.

     3.4 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be: (a) for the initial Plan Year, 5,000,000 shares of Common Stock consisting of 2,000,000 shares of Common Stock available for awards under the Prior Plans and 3,000,000 newly authorized shares; plus (b) in each subsequent Plan Year, an additional number of shares of Common Stock not to exceed two percent of the number of shares of Common Stock outstanding as reported in the Company's Annual

Report on Form 10-K for the fiscal year ending immediately before such Plan Year; plus (c) there shall be carried forward and available for Incentive Awards under the Plan all of the following: (i) shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full; (ii) with respect to any succeeding Plan Year, any unused portion of the amounts set forth in Subsections (a) and (b) above; and (iii) shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award. Such shares shall be authorized and may be either unissued or treasury shares or shares repurchased by the Company, including shares purchased on the open market.

     4.2 Limitation Upon Incentive Awards. No Participant shall be granted, during any Plan Year, Incentive Awards with respect to more than one quarter of the total number of shares of Common Stock available for Incentive Awards for that Plan Year under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan. The purpose of this Section
4.2 is to ensure that the Plan provides performance-based compensation under
Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

     4.3  Adjustments.

          (a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (b) Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and Stock Appreciation Rights), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

                                   SECTION 5

                                 STOCK OPTIONS

     5.1 Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any Plan Year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.

     5.2 Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 Stock Option Price. Except as set forth in Section 5.5, the per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than 100% of the Market Value of the Company's Common Stock on the date of grant.

     5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise of that or any other Stock Option) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 Stock Options Granted to Ten Percent Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the fifth anniversary of the date of grant of the Stock Option is prohibited by its terms.

     5.6 Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.7  Restrictions on Transferability.

          (a) General. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a market value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of the Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.8 Termination of Employment. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

          (a) General. If a Participant is no longer employed by the Company or its Subsidiary for any reason other than the Participant's Consensual Severance, Early Retirement, Normal Retirement, death, disability or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan the following shall not be considered a termination of employment: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) Consensual Severance. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Stock Options in accordance with their terms and to the extent that the Participant was entitled to exercise the Stock Options on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of 3 years after the date of termination or the dates on which such Stock Options expire by their terms.

          (c) Early Retirement or Normal Retirement. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Early Retirement or Normal Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of termination.

          (d) Disability. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant's disability, he or she may exercise his or her Stock Options in accordance with their terms for 1 year after he or she ceases to be employed unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such termination.

          (e) Death. If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of 1 year after such Participant's death to the extent that the Participant was entitled to exercise the Stock Options on the date of death but not beyond the original term of the Stock Options.

          (f) Termination for Cause. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted to him or her. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

     6.1 Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A Stock Appreciation Right may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Stock Appreciation Rights shall be subject to the same restrictions and conditions as Stock Options under subsections 5.6, 5.7 and 5.8 of the Plan. To the extent granted in tandem with a Stock Option, the exercise of a Stock Appreciation Right shall, in exchange for the right to exercise a related Stock Option, entitle a Participant to an amount equal to the appreciation in value of the shares covered by the related Stock Option surrendered. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares.

     6.2 Exercise; Payment. To the extent granted in tandem with a Stock Option, Stock Appreciation Rights may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the

Stock Option. The Committee shall have discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right, which may take the form of shares of Common Stock.

                                   SECTION 7

                               TAX BENEFIT RIGHTS

     7.1 Grant. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a Stock Option that is not an incentive stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

     7.2 Restrictions. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the shareholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing stock options.

     7.3 Terms and Conditions. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related Stock Option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Stock Option price, unless otherwise provided by the Committee.

                                   SECTION 8

                                RESTRICTED STOCK

     8.1 Grant. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it considers appropriate. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to such shares of Common Stock so retained have been satisfied or have lapsed.

     8.2 Termination of Employment. Unless the Committee otherwise consents (before or after the grant of Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:

          (a) General. In the event of termination of employment during the Restricted Period for any reason other than the Participant's Consensual Severance, death, disability, Early Retirement, Normal Retirement or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan the following shall not be considered a termination of employment: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) Consensual Severance. If a Participant terminates employment with the Company because of Consensual Severance during the Restricted Period, the Committee may, in its sole discretion, waive the restrictions remaining on any or all remaining shares of Restricted Stock either before or after the Consensual Severance of the Participant.

          (c) Disability or Early Retirement. If a Participant terminates employment with the Company because of disability or Early Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum original number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the disability or Early Retirement of the Participant.

          (d) Death or Normal Retirement. If a Participant terminates employment with the Company because of death or Normal Retirement during the Restricted Period, the Participant's right to receive all shares of Restricted Stock granted to the Participant shall vest as of the date of termination of employment and the Participant's Restricted Stock may be transferred free of the restrictions under the Plan.

          (e) Termination for Cause. If a Participant's employment is terminated for cause, the Participant shall have no further right to receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

     8.3 Restrictions on Transferability. Unless the Committee otherwise consents (before or after the grant of Restricted Stock) or unless the terms of the restricted stock agreement or grant provide otherwise:

          (a) General. The following provisions shall apply: (i) no shares of Restricted Stock may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his guardian or legal representative.

          (b) Other Restrictions. The Committee may impose other restrictions on shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, restrictions intended to ensure compliance with federal or state securities laws.

     8.4 Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Old Kent Financial Corporation Stock Incentive Plan of 1999 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

     8.5 Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 8.2 and 8.3 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.

                                   SECTION 9

                               CHANGE IN CONTROL

     Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award, resolution or other contract provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include in any Incentive Award, resolution or other contract provisions for Participants to receive cash in lieu of outstanding Stock Options upon a Change in Control of the Company.

                                   SECTION 10

                               GENERAL PROVISIONS

     10.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     10.2 Withholding. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award or any action related to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

     10.3 Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards and such arrangements may be either generally applicable or applicable only in specific cases.

     10.5 No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     10.6 Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment with the Company and its Subsidiaries is under consideration.

     10.7 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     10.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   SECTION 11

                           TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

                                   SECTION 12

                    EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect April 19, 1999, subject to approval by the shareholders at the 1999 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. No Incentive Award shall be granted under the Plan after April 18, 2009.

                                   APPENDIX B

                         OLD KENT FINANCIAL CORPORATION
                      EMPLOYEE STOCK PURCHASE PLAN OF 1999

                                   SECTION 1

                                PURPOSE OF PLAN

     The purpose of the Old Kent Financial Corporation Employee Stock Purchase Plan of 1999 (the "Plan") is to encourage employees of the Company and the Company's subsidiaries to promote the best interests of the Company and to align the interests of employees with the Company's shareholders by permitting employees to purchase shares of the Company's Stock, at a price less than the market price of the Stock. The purchase of the Stock under the Plan is intended to qualify as the exercise of an option granted under, and the Plan is intended to qualify as, an employee stock purchase plan under Section 423 of the Code.

                                   SECTION 2

                                  DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1  "Board" means the Board of Directors of the Company.

          2.2  "Code" means the Internal Revenue Code of 1986, as amended.

          2.3 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.

          2.4 "Company" means Old Kent Financial Corporation, a Michigan corporation, and its successors and assigns.

          2.5 "Dividend Reinvestment Plan" means the Old Kent Financial Corporation Dividend Reinvestment Plan.

          2.6 "Election Form" means a notice (in a form approved by the Company) that an Eligible Employee must complete to participate in the Plan and authorize payroll deductions to be made on the Eligible Employee's behalf under the Plan.

          2.7 "Election Period" means the period between May 1 and May 31 of each year during which Eligible Employees may elect to participate in the Plan.

          2.8 "Eligible Employees" means all active employees of the Company and its subsidiaries except employees whose customary employment by the Company or one of its subsidiaries is less than 17 1/2 hours per week.

          2.9 "Market Value" as of any Stock Purchase Date means the price at which Stock is purchased in accordance with the terms of the Dividend Reinvestment Plan.

          2.10 "Option Period" means each calendar month beginning on the first day of each such month.

          2.11 "Participating Employee" means an Eligible Employee who has elected to participate in the Plan.

          2.12 "Purchase Account" means an account to which a Participating Employee's payroll deductions are credited.

          2.13  "Stock" means the Company's common stock, $1.00 par value.

          2.14 "Stock Purchase Date" means the "Investment Date" as defined in the Dividend Reinvestment Plan.

                                   SECTION 3

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall consist of not less than three members. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled in the manner provided in the Company's bylaws. The Committee may establish from time to time such regulations, provisions and procedures, consistent with the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan.

                                   SECTION 4

                                  ELIGIBILITY

     Participation under the Plan shall be open to all Eligible Employees of the Company and its subsidiaries. No option rights may be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan if such employee, immediately after receiving the grant of such option rights under the Plan, would own (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

                                   SECTION 5

                           STOCK SUBJECT TO THE PLAN

     5.1  Number of Shares of Stock. Subject to adjustment as provided in
Section 5.2, the total number of shares of Stock that may be purchased under the Plan is 2,000,000 shares. Such shares shall be authorized and may be either unissued or treasury shares.

     5.2 Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Stock during the term of the Plan, the number of shares of Stock reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such event.

                                   SECTION 6

                                 PARTICIPATION

     Participation by any Eligible Employee in the Plan shall be entirely voluntary. Any employee of the Company or any of its subsidiaries who is an Eligible Employee during an Election Period in any Plan year may become a participant as of the next Option Period beginning on July 1 following the Election Period by completing and forwarding an Election Form to the Company. Any Election Form received before or after the Election Period shall be ineffective. The Election Form will direct a regular payroll deduction from the Participating Employee's compensation to be made on the first two pay dates of each month for the Participating Employee occurring during each Option Period in which he or she is a Participating Employee. An Eligible Employee who elects to participate in the Plan shall be enrolled in the Dividend Reinvestment Plan.

                                   SECTION 7

                               PAYROLL DEDUCTIONS

     7.1 Purchase Account. The Company and its subsidiaries will maintain a Purchase Account for each Participating Employee. Authorized payroll deductions shall begin with the first payroll date to occur on or after July 1 of the year in which an Eligible Employee properly executes and returns an Election Form to the Company. Payments made by Participating Employees through payroll deductions shall be credited to each Participating Employee's Purchase Account. No amounts other than payroll deductions authorized under the Plan may be credited to a Participating Employee's Purchase Account.

     7.2 Limits on Payroll Deductions. The amount of the payroll deduction specified by a Participating Employee in his or her Election Form shall not be less than $10 for each pay period. The Committee annually may determine, in its sole discretion, to establish a maximum dollar amount or percentage of compensation that Participating Employees are entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all Participating Employees during that calendar year. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

     7.3 Changes in Payroll Deductions. Payroll deductions shall be made for each Participating Employee in accordance with the Election Form and shall continue until the Participating Employee's participation terminates, the Election Form is modified or the Plan terminates. A Participating Employee may, on or between May 1 and May 31 of any year following enrollment in the Plan, increase or decrease the Participating Employee's payroll deduction within the limits specified in Section 7.2 above by filing a new Election Form. The Company or an applicable subsidiary shall deduct the modified amount from the Participating Employee's payroll beginning with the first payroll date to occur on or after July 1 of the year in which the request to modify is properly received.

                                   SECTION 8

                               PURCHASE OF STOCK

     8.1 Stock Option. Each Participating Employee during each Option Period under the Plan shall be granted an option as of the next business day following the Stock Purchase Date to purchase as many shares of Stock, including partial shares, as may be purchased with the funds in the Participating Employee's Purchase Account. This option automatically shall be exercised as provided in this Section unless the Participating Employee terminates participation as provided in Section 9. Options that are not exercised automatically shall expire immediately. On the next business day following each Stock Purchase Date, the Committee shall transfer and pay over the funds accumulated in each Purchase Account to the administrator of the Dividend Reinvestment Plan, who shall purchase shares of Stock on behalf of the Participating Employees according to the terms of the Dividend Reinvestment Plan. The purchase price for each share of Stock purchased shall be 85% of the Market Value of the Stock for the Stock Purchase Date as determined for purposes of the Dividend Reinvestment Plan. Following transfer of any amounts held in a Purchase Account to a Participating Employee's account maintained under the Dividend Reinvestment Plan, the terms and conditions of the Dividend Reinvestment Plan shall apply.

     8.2 Limitation on Value of Stock to be Purchased. A Participating Employee shall not have and may not exercise any option that would permit the Participating Employee's rights to purchase Stock under the Plan to accrue at a rate that exceeds $25,000 of fair market value of the Stock in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

                                   SECTION 9

               TERMINATION OF PARTICIPATION, WITHDRAWAL OF FUNDS

     A Participating Employee may elect at any time to terminate his or her participation in the Plan and permanently withdraw the balance accumulated in his or her Purchase Account on written notice given to the Company 15 days before the Participating Employee's second pay date in any Option Period, or by such other time as the Company may from time to time determine. Upon any termination by a Participating Employee, the Participating Employee shall cease to be a Participating Employee, his or her Election Form shall be revoked insofar as subsequent payroll deductions are concerned and the amount in the Participating Employee's Purchase Account that is not payable in respect of the exercise of any option to purchase Stock previously granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be refunded to the former Participating Employee as soon as practicable, but in any event within 45 days after such termination. An Eligible Employee who has terminated participation in the Plan may begin participation in the Plan again only during subsequent Election Periods. Partial withdrawals of funds will not be permitted.

                                   SECTION 10

            RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

     In the event of a Participating Employee's retirement, death or termination of employment for any reason, the Participating Employee or his or her legal representative shall be considered to have terminated his or her participation in the Plan in the manner provided in Section 9 and shall receive an amount of cash payable in the same manner and at the same time as if the Participating Employee had withdrawn from the Plan by giving notice of withdrawal effective as of the date of retirement, death or as of the date on which the Participating Employee's employment terminates.

                                   SECTION 11

                               GENERAL PROVISIONS

     11.1 Rights Not Transferable. No right or interest of any Participating Employee under the Plan or in the Participating Employee's Purchase Account shall be assignable or transferable in full or in part, except by will, by the laws of descent or distribution or by other operation of law.

     11.2 Amendment of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect.

     11.3 Termination of the Plan. The Company may, by action of the Committee or the Board, terminate the Plan at any time. Notice of termination shall be given to all Participating Employees, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participating Employees shall be refunded as soon as practicable, but no more than 45 days after such termination, to the Participating Employees.

     11.4 Governmental Regulations. If at any time shares of Stock deliverable under the Plan are required to be registered or qualified under any applicable law, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or obtained.

     11.5 Effective Dates. Subject to shareholder approval at the 1999 Annual Meeting of Shareholders, the first Option Period under the Plan shall commence on July 1, 1999 and end on July 31, 1999. If the Company's shareholders do not approve the Plan at the 1999 Annual Meeting of Shareholders, the Plan shall terminate.

                                     [FRONT]



                  OLD KENT FINANCIAL CORPORATION
PROXY             111 LYON STREET N.W.
                  GRAND RAPIDS, MICHIGAN 49503
                  ANNUAL MEETING OF SHAREHOLDERS - APRIL 19, 1999

The undersigned shareholder appoints David J. Wagner, Robert H. Warrington, and Mary E. Tuuk, or any of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters that come before the annual meeting of shareholders of Old Kent Financial Corporation referred to above or any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF THE PROPOSALS IDENTIFIED ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


                                        Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                        Signature X_____________________________


                                        Signature X_____________________________


                                               Date_______________________, 1999

                                     [BACK]

1. Election of Directors.

   [ ]  FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to vote
        (except as indicated below)                for all nominees listed below

Richard L. Antonini
William G. Gonzalez
Hendrik G. Meijer
Percy A. Pierre
Marilyn J. Schlack
Peter F. Secchia

YOUR BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE FOR ALL NOMINEES.

(Instruction: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)



2. Proposal to Approve the Stock Incentive Plan of 1999.

     [ ]   VOTE FOR
     [ ]   VOTE AGAINST
     [ ]   ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE FOR THIS PROPOSAL.

3. Proposal to Approve the Employee Stock Purchase Plan of 1999.

     [ ]   VOTE FOR
     [ ]   VOTE AGAINST
     [ ]   ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE FOR THIS PROPOSAL.

                 IMPORTANT! PLEASE DATE AND SIGN THE OTHER SIDE